Exhibit 99.1

TASER International, Inc. Reports Record 32.3% after Tax Earnings for Third Quarter and Again Raises Revenue Guidance for 2004

Company Achieves $18.9 Million in Revenue, $6.1 Million Net Income, $41.5 Million Cash Balances, and Earnings of $0.21 Per Basic Share

SCOTTSDALE, Ariz., Oct 19, 2004 — TASER International, Inc. (NASDAQ: TASR) a market leader in advanced non-lethal devices reported today that revenues for the third quarter of 2004 were a record $18.9 million with earnings of $6.1 million and earnings per basic share of $0.21. Revenues increased 211% over the third quarter of 2003. Net income grew 469% over the third quarter of 2003, and 36% over the second quarter of 2004, the previous record. As of September 30, 2004, the Company’s cash balances were approximately $41.5 million, an increase of $25.6 million from December 31, 2003.

“The third quarter is historically our slowest quarter of the year and we are pleased to be able to report such solid results. With the continued strong new business picture for the company through three consecutive quarters, we now believe we can increase guidance on revenue growth from 150% to an increase of 175% over the prior year” stated Rick Smith, CEO of TASER International, Inc.

     “During the quarter we achieved several significant milestones including the United Kingdom’s nationwide approval for armed officers to carry TASER devices and the completion of the US Department of Defense Human Effectiveness and Risk Characterization (HERC) Report on TASER technology. This report, prepared and peer reviewed by approximately twenty medical and research doctors from a dozen government, academic and private institutions, concluded that TASER devices were likely not the primary causative factor in reported in-custody deaths. The report also found that ‘analyses provided by law enforcement agencies indicate that increased use of the TASER M26 or the TASER X26 has decreased the overall injury rate of both police officers and suspects in conflict situations when compared to alternatives along the use-of-force continuum.’ We believe this report together with other independent reports on TASER safety from Canada, the United Kingdom, and a panel of independent doctors commissioned to review the TASER in Orange County Florida, provide clear, independent answers to the question of TASER safety and clearly support the life-saving value of this technology” continued Mr. Smith.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects. TASER technology is currently in testing or deployment at over 5,500 law enforcement and correctional agencies in the U.S. and abroad. For more information on TASER life-saving technology, please call TASER International at (480) 444-4000 or visit our website at www.TASER.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, fluctuations in component pricing, government regulations, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

TASER International Inc.
Statements of Income
(Unaudited)

	Three Months Ended September 30,
	2004	2003
Net sales	$18,947,548	$6,089,410
Cost of products sold:
Direct manufacturing expense	4,472,606	1,913,800
Indirect manufacturing expense	1,295,706	531,884
Grant expenditures	0	145,764
Total cost of products sold	5,768,312	2,591,448
Gross margin	13,179,236	3,497,962
Sales, general and administrative	3,062,422	1,620,926
Research and development	105,239	113,771
Income from operations	10,011,575	1,763,265
Interest income	88,608	8,004
Interest expense	(145)	(1,464)
Other income (expense)	1,000	(785)
Income before income taxes	10,101,038	1,769,020
Income tax	3,975,000	693,229
Net Income	$6,126,038	$1,075,791
Income per share:
Basic	$0.21	$0.06
Diluted	$0.19	$0.04
Weighted average number of common and common equivalent shares outstanding:
Basic	28,977,227	18,007,752
Diluted	32,270,617	25,318,146

TASER International Inc.
Statements of Income
(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Net sales	$48,406,109	$13,675,060
Cost of products sold:
Direct manufacturing expense	11,749,504	4,227,471
Indirect manufacturing expense	3,969,103	1,507,542
Grant expenditures	1,296	157,478
Total cost of products sold	15,719,903	5,892,491
Gross margin	32,686,206	7,782,569
Sales, general and administrative	8,993,022	4,625,697
Research and development	623,472	412,772
Income from operations	23,069,712	2,744,100
Interest income	184,307	23,836
Interest expense	0	(6,417)
Other income (expense)	4,480	(6,288)
Income before income taxes	23,258,499	2,755,231
Income tax	9,091,000	1,103,363
Net Income	$14,167,499	$1,651,868
Income per share:
Basic	$0.50	$0.10
Diluted	$0.45	$0.07
Weighted average number of common and common equivalent shares outstanding:
Basic	28,154,639	17,179,854
Diluted	31,456,193	24,490,248

TASER International Inc.
Balance Sheets

	(Unaudited)
	September 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$41,457,149	$15,878,326
Accounts receivable, net	7,364,256	5,404,333
Inventory, net	5,996,385	3,125,974
Prepaids and other assets	401,633	536,815
Income tax receivable	33,295	292,321
Deferred income tax asset	4,579,376	1,137,196
Total current assets	59,832,094	26,374,965
Property and equipment, net	9,688,963	3,946,881
Intangible assets, net	1,223,462	1,122,844
Total assets	$70,744,519	$31,444,690
Liabilities and stockholders’ equity:
Notes payable	$0	$250,000
Current portion of capital lease obligations	7,349	15,223
Accounts payable and accrued liabilities	6,045,933	3,522,439
Customer deposits	153,468	185,802
Total current liabilities	6,206,750	3,973,464
Capital lease obligations, net of current portion	0	3,655
Deferred income tax liability	40,359	40,121
Total liabilities	6,247,109	4,017,240
Stockholders’ equity:
Common stock	290	253
Additional paid in capital	45,151,999	22,249,575
Retained earnings	19,345,121	5,177,622
Total stockholders’ equity	64,497,410	27,427,450
Total liabilities and stockholders’ equity	$70,744,519	$31,444,690

Other Selected Data:

TASER International, Inc.
Selected Cash Flows Information

	(Unaudited)
	September 30, 2004	September 30, 2003
Net Income	$14,167,499	$1,651,868
Depreciation & Amortization	335,626	280,146
Net cash provided by operating activities	22,274,147	2,090,462
Net cash used in investing activities	(6,178,326)	(1,521,220)
Net cash provided by financing activities	9,483,002	3,242,488
Ending Cash Balance	$41,457,149	$7,388,667

TASER International, Inc.
Key Operating Ratios

Description	September 30, 2003	December 31, 2003	March 31, 2004
Working Capital	$9.4 Million	$22.4 Million	$40.6 Million
Current Ratio	3.96	6.64	11.0
Profit Margin	17.7%	26.1%	27.0%
Quarterly Net Sales	$6.1 Million	$10.8 Million	$13.1 Million
Quarterly Net Sales per Employee	$55,900	$71,394	$66,013
Number of Employees	109	151	199

Description	June 30, 2004	September 30, 2004
Working Capital	$48.7 Million	$53.6 Million
Current Ratio	10.45	9.64
Profit Margin	27.5%	32.3%
Quarterly Net Sales	$16.3 Million	$18.9 Million
Quarterly Net Sales per Employee	$76,991	$76,711
Number of Employees	212	247

For further information contact Phil Smith, Chairman at Phil@TASER.com or call 800-978-2737 ext. 2005. Visit the company’s web-site at www.TASER.com for facts and video.

SOURCE TASER International, Inc.

Phil Smith, Chairman of the Board of TASER International, Inc., +1-480-905-2005

http://www.taser.com